SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 4. Changes in Registrant’s Certifying Accountant

Effective as of June 28, 2004, the Audit Committee of the Board of Directors and the Board of Directors of The Thaxton Group, Inc. (the “Company”) dismissed its independent auditors, Cherry, Bekaert & Holland, LLP (“Cherry Bekaert”), and, subject to applicable bankruptcy court approvals, engaged McGladrey & Pullen, LLP (“McGladrey & Pullen”) as the Company’s independent auditors.

As a result of certain litigation filed against Cherry Bekaert, Cherry Bekaert informed the Company that it was unable to conclude that it was a disinterested party within the meaning of the United States Bankruptcy Code, and as a result, Cherry Bekaert informed the Company that it was unable to provide services to the Company at the current time. Accordingly, Cherry Bekaert had not been asked by the Company to review any potential restated 10-Qs for March 31, 2003 and June 30, 2003, review any September 30, 2003, 10-Q or to audit the Company’s financial statements for the year ended December 31, 2003.

The report of Cherry Bekaert on the Company’s financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was made by the Audit Committee and ratified by the Board of Directors.

Because of the current situation of the Company and the litigation that has been filed, the Company has not consulted with Cherry Bekaert since the Company’s bankruptcy filing on October 17, 2003. Cherry Bekaert has not indicated that there are any disagreements or unresolved issues with directors, senior management or majority owners as to accounting policies, auditing procedures, disclosures or reporting matters except for any unresolved issues related to items described in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 3, 2003.

During the Company’s fiscal year ended December 31, 2002, and the subsequent interim period through October 17, 2003, there were no disagreements with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cherry Bekaert would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Except for any possible matters that might have been raised by Cherry Bekaert relating to items described in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 3, 2003 if Cherry Bekaert had been asked to continue to provide services relating thereto, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal year ended December 31, 2002, or the subsequent interim period through October 17, 2003. Since October 17, 2003, Cherry, Bekaert has not reported to us any reportable events described under Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s fiscal year ended December 31, 2003, or the subsequent interim period through June 28, 2004.

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The Company has provided Cherry Bekaert with a copy of the foregoing disclosures. Attached as Exhibit 16 is a letter from Cherry Bekaert addressed to the Securities and Exchange Commission, dated June 29, 2004, stating that Cherry Bekaert is in agreement with the above statements.

Subject to applicable bankruptcy court approvals, the Company has engaged McGladrey & Pullen as its new independent auditors effective as of June 28, 2004. McGladrey & Pullen has initially been engaged to audit the Company’s balance sheet as of December 31, 2003. During the Company’s fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through June 28, 2004, the Company has not consulted with McGladrey & Pullen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that McGladrey & Pullen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
16	Letter from Cherry Bekaert & Holland, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: June 29, 2004

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